CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 81 to Registration Statement No. 333-48456 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Portfolios listed on the attached Schedule A, each a Portfolio constituting Brighthouse Funds Trust I (formerly, Met Investors Series Trust) (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended December 31, 2016, and to the references to us under the headings “Financial Highlights” or “Consolidated Financial Highlights” and “Annual/Semiannual Reports” in the Prospectuses and “Portfolio Holdings Disclosure Policy”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 25, 2017

Schedule A

Portfolio Name	Report Date
AB Global Dynamic Allocation Portfolio	2/24/2017
Allianz Global Investors Dynamic Multi-Asset Plus Portfolio	2/24/2017
American Funds Balanced Allocation Portfolio	2/24/2017
American Funds Growth Allocation Portfolio	2/24/2017
American Funds Growth Portfolio	2/24/2017
American Funds Moderate Allocation Portfolio	2/24/2017
AQR Global Risk Balanced Portfolio	2/24/2017
BlackRock Global Tactical Strategies Portfolio	2/28/2017
BlackRock High Yield Portfolio	2/24/2017
Clarion Global Real Estate Portfolio	2/24/2017
ClearBridge Aggressive Growth Portfolio	2/24/2017
Goldman Sachs Mid Cap Value Portfolio	2/24/2017
Harris Oakmark International Portfolio	2/24/2017
Invesco Balanced-Risk Allocation Portfolio	2/24/2017
Invesco Comstock Portfolio	2/24/2017
Invesco Mid Cap Value Portfolio	2/24/2017
Invesco Small Cap Growth Portfolio	2/24/2017
JPMorgan Core Bond Portfolio	2/24/2017
JPMorgan Global Active Allocation Portfolio	2/24/2017
JPMorgan Small Cap Value Portfolio	2/24/2017
Loomis Sayles Global Markets Portfolio	2/24/2017
Brighthouse/Aberdeen Emerging Markets Equity Portfolio (formerly, Met/Aberdeen Emerging Markets Equity Portfolio)	2/24/2017
Brighthouse/Artisan International Portfolio (formerly, Met/Artisan International Portfolio)	2/24/2017
Brighthouse/Eaton Vance Floating Rate Portfolio (formerly, Met/Eaton Vance Floating Rate Portfolio)	2/24/2017
Brighthouse/Franklin Low Duration Total Return Portfolio (formerly, Met/Franklin Low Duration Total Return Portfolio)	2/24/2017
Brighthouse/Templeton International Bond Portfolio (formerly, Met/Templeton International Bond Portfolio)	2/24/2017
Brighthouse/Wellington Large Cap Research Portfolio (formerly, Met/Wellington Large Cap Research Portfolio)	2/24/2017
Brighthouse Asset Allocation 100 Portfolio (formerly, MetLife Asset Allocation 100 Portfolio)	2/24/2017
Brighthouse Balanced Plus Portfolio (formerly, MetLife Balanced Plus Portfolio)	2/24/2017

MetLife Multi-Index Targeted Risk Portfolio	2/24/2017
Brighthouse Small Cap Value Portfolio (formerly, Metlife Small Cap Value Portfolio)	2/24/2017
MFS Research International Portfolio	2/24/2017
Morgan Stanley Mid Cap Growth Portfolio	2/24/2017
Oppenheimer Global Equity Portfolio	2/24/2017
PanAgora Global Diversified Risk Portfolio	2/24/2017
PIMCO Inflation Protected Bond Portfolio	2/28/2017
PIMCO Total Return Portfolio	2/24/2017
Pyramis Government Income Portfolio	2/24/2017
Pyramis Managed Risk Portfolio	2/24/2017
Schroders Global Multi-Asset Portfolio	2/24/2017
SSGA Growth and Income ETF Portfolio	2/24/2017
SSGA Growth ETF Portfolio	2/24/2017
TCW Core Fixed Income Portfolio	2/24/2017
T. Rowe Price Large Cap Value Portfolio	2/24/2017
T. Rowe Price Mid Cap Growth Portfolio	2/24/2017